UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2024

Japan Food Tech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

Dr. Foods, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

“We”, “Us”, and or “The Company” refer to Japan Food Tech Holdings, Inc., formerly known as, “Dr. Foods, Inc.”

5.03 Amendments to Articles of Incorporation or Bylaws.

On June 13, 2024, we filed Restated Articles of Incorporation with the Nevada Secretary of State. With this filing, we have changed our company name from Dr. Foods, Inc. to Japan Food Tech Holdings, Inc. Additionally, we amended the rights and privileges for holders of Series Z Preferred Stock, amongst other updates.

We have initiated a FINRA corporate action to facilitate our name change, along with a voluntary ticker symbol change. Following the processing of the FINRA corporate action through the FINRA daily list, we intend to submit another Form 8-K incorporating supplementary details.

As a result of the impending FINRA corporate action, the CUSIP number for our Common Stock may change. Comprehensive information regarding any new CUSIP number will be provided in a forthcoming Current Report on Form 8-K, to be submitted to the Securities and Exchange Commission.

The legal date of our name change will differ from the market release date when posted on FINRA’s daily list.

Our majority shareholder, White Knight Co., Ltd., and Koichi Ishizuka, our sole Officer and Director, executed a resolution to ratify, affirm, and approve to file the aforementioned Restated Articles of Incorporation.

The Restated Articles of Incorporation were filed with the Nevada Secretary of State on June 13, 2024, effective immediately.

A full copy of the Restated Articles of Incorporation is attached herein as Exhibit 3.1.

Item 8.01 Other Events.

On June 17, 2024, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole Officer and Director, Koichi Ishizuka, elected to convert 82 shares of its Series Z Preferred Stock of Japan Food Tech Holdings, Inc. into a total of 82,000,000 shares of Common Stock. This conversion has been approved by the Company and its Board of Directors, and the conversion became effective on June 17, 2024.

For clarity, every 1 share of Series Z Preferred Stock in the above transaction was converted into 1,000,000 shares of Common Stock, for a total of 82,000,000 shares of Common Stock. Converting Sereis Z Preferred Stock into Common Stock cannot be done if it necessitates an increase to our authorized shares. In this case, the conversion does not require an increase to the authorized shares.

Following the above conversion, and as of June 17, 2024, there were 95,708,699 shares of Common Stock and 9,918 shares of Preferred Series Z Stock issued and outstanding.

The Conversion Agreement and Notice of Conversion are attached herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

3.1	Restated Articles of Incorporation

99.1	Conversion Agreement and Notice of Conversion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Japan Food Tech Holdings, Inc.

Dated: June 20, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer